Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Ben Franklin Financial, Inc. on Form S-1 of our report dated September 10, 2014 on the consolidated financial statements of Ben Franklin Financial, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Oak Brook, Illinois

October 27, 2014